EXHIBIT 10.64

FIRST AMENDMENT TO

NATIONAL COMMERCE FINANCIAL CORPORATION

DIRECTOR’S FEES DEFERRAL PLAN

(f/n/a National Commerce Bancorporation Director’s

Fees Deferral Plan)

THIS FIRST AMENDMENT is made as of the 1st of January 2002, by National Commerce Financial Corporation (hereinafter called the “Corporation”).

INTRODUCTION

WHEREAS, the Corporation maintains the National Commerce Bancorporation Director’s Fees Deferral Plan.

WHEREAS, the Corporation wishes to change the name of the Plan to the “National Commerce Financial Corporation Director’s Fees Deferral Plan.”

AMENDMENT

NOW, THEREFORE, the Corporation hereby amends the Plan by substituting the term “National Commercial Financial Corporation” for the term “National Commerce Bancorporation” wherever the same is found.

IN WITNESS WHEREOF, the Corporation has executed this First Amendment as of the day and year first above written.

CORPORATION:
NATIONAL COMMERCE FINANCIAL CORPORATION

By:	/S-Fox/
Title:	CFO

EXHIBIT 10.64

NATIONAL COMMERCE FINANCIAL CORPORATION

DIRECTOR’S FEES DEFERRAL PLAN

SECTION 1

INTRODUCTION

National Commerce Financial Corporation (formerly National Commerce Bancorporation) (the “Corporation”) established the Plan effective January 1, 2002, in order to permit and provide the deferral of payment of fees accruing to its Directors and the Directors of its Subsidiaries in consideration of services to be performed by such Directors. This Plan was an amendment and restatement of the CCB Financial Corporation Director’s Fees Deferral Plan. The Corporation also maintains various other plans of deferred compensation for its and its predecessors’ present and past members of the Board of Directors, all of which are frozen plans. These other plans of deferred compensation consist of the National Commerce Bancorporation Deferred Compensation Plan for Eligible Directors and Eligible Executives and the CCB Financial Corporation Deferred Compensation Plan (collectively, the “Frozen Plans”). The Corporation wishes to merge the Frozen Plans into the Plan. This document constitutes an amendment and restatement of the Plan and the merger of the Frozen Plans into the Plan, effective as of January 1, 2003.

SECTION 2

TERMS

The following terms when used in the Plan shall have the following meanings:

(a) “Account” shall mean that bookkeeping account maintained by the Corporation on behalf of each Participant which shows their interest in the Plan, inclusive of amounts deferred, earnings accrued thereupon, and gains and losses charged thereto. Specifically, a Participant’s Account shall consist of the following:

(1) “Deferred Credit Account” which shall reflect amounts deferred by the Participant to this Plan;

(2) “NCB Plan Account” which shall consist of a Participant’s interest, if any, in the NCB Plan, which has been merged into the Plan effective as of January 1, 2003, and

(3) “CCB Plan Account” which shall consist of a Participant’s interest, if any, in the CCB Plan, which has been merged into the Plan effective as of January 1, 2003.

(b) “Beneficiary” shall mean the person or trust that the Participant has designated most recently in writing to the Plan Committee; provided, however, that in the event the Participant has failed to make a designation, no person designated is alive, no trust established, or no successor Beneficiary has been designated who is alive, the term “Beneficiary” means the Participant’s estate. If subsequent to the death of the Participant, the Participant’s Beneficiary dies while entitled to receive benefits under the Plan, the successor Beneficiary, if any, or the Participant’s estate shall be the Beneficiary. Notwithstanding the foregoing, unless a new election has been made by the Participant, any Beneficiary election made by a Participant under a Frozen Plan shall continue to apply to that portion of the Participant’s Account attributable to the Frozen Plan under which such Beneficiary election was made.

(c) “CCB Plan” shall mean the CCB Financial Corporation Deferred Compensation Plan effective as of January 1, 1988.

(d) “Commencement Date” shall mean the date upon which payment of the Participant’s Account shall begin.

(e) “Corporation” shall mean National Commerce Financial Corporation.

(f) “Director” shall mean a member of the Board of Directors of the Corporation or any of its subsidiaries.

(g) “Fees” shall mean the annual retain and meeting fees (Board of Committees) or either of them, at the election of the Participant, for the Participant’s membership on any Board of Directors of the Corporation or any of its Subsidiaries.

(h) “Frozen Plans” shall mean the NCB Plan and the CCB Plan, both of which have been merged into the Plan effective as of January 1, 2003.

(i) “NBC Plan” shall mean the National Commerce Bancorporation Deferred Compensation Plan for Eligible Directors and Eligible Executives, effective as of January 1, 1994.

(j) “Participant” shall mean a Director who irrevocably elects to have fees deferred pursuant to this Plan and any other Director of the Corporation or its predecessors who has an Account transferred to the Plan from a Frozen Plan.

(k) “Plan” shall mean the National Commerce Financial Corporation Director’s Fees Deferral Plan as in effect from time to time.

(l) “Plan Committee” shall consist of not less than three (3) nor more than five (5) persons appointed by the Board of Directors of the Corporation to administer that Plan in accordance with the provisions of Section 7 hereof; however, that no member of the Plan Committee shall be a Director.

(m) “Subsidiary” means any corporation (other than he Corporation) in an unbroken chain of corporations beginning with the Corporation if, at the relevant time, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the combined total voting power of all classes of stock in one of the other corporations in the chain.

(n) “Unforeseeable Emergency” means the severe financial hardship to be Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant (as defined in Code Section 152(a)), loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute and Unforeseeable Emergency will depend upon the facts of each case, but in any case, and Unforeseeable Emergency shall be deemed not to exist to the extent that such hardship is or may be relieved: (a) through reimbursement or compensation by insurance or otherwise; (b) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severed financial hardship; or (c) by the cessation of deferrals under this Plan.

SECTION 3

ELIGIBILITY

3.1 Participation. A Director shall become a Participant hereunder in one of the following manners:

(a) The Director may enter into an irrevocable election at any time up to an including December 31st of any calendar year to defer receipt of fees payable to such Director, if any, on account of and with respect to the ensuing and subsequent calendar years. The election may extend to the aggregate fees so payable for such years or may be limited to either the annual retainer or meeting fees (Board and Committees).

(b) If an person becomes a Director during a calendar year to fill a vacancy on the Board of Directors and such person was not a Director on the preceding December 31st, such person may elect, before his or her them begins to defer receipt of fees payable to such Director in accordance with the provisions hereof for the balance of the calendar year and for subsequent calendar years.

(c) If the Director had an election to defer under the Plan in effect as of the effective date of this amendment and restatement, such election shall remain in effect following the effective date of this amendment and restatement until subsequently revoked or amended by a later election.

(d) If a current or former member of the Board of Directors of the Corporation or a predecessor corporation has a balance transferred to this Plan from a Frozen Plan, such person shall be a Participant as of January 1, 2003; provided, however, that such personal shall not be entitled to any future contributions to this Plan unless such person is a Director.

3.2 Form and Manner of Elections. Any such election made pursuant to the provisions of this Plan shall be made in writing in a form prescribed by and satisfactory to the Corporation.

3.3 Required Elections.

(a) Participants shall designate the fees to be deferred to the Plan.

(b) Participants shall designate the Beneficiary of the payments to be made under this Plan in the event Participant’s death prior to the payment in full. The Beneficiary designation may be amended from time to time by Participant.

(c) At the time any election to defer Fees to the Plan is made, the Participant shall irrevocably determine the Commencement Date. Notwithstanding the foregoing, the Commencement Date with respect to:

(1) a Participant’s NCB Plan Account shall be determined by the Plan Committee, but no earlier than the first day of the calendar quarter which begins after the date the Participant no longer serves as a Director, and

(2) a Participant’s CCB Plan Account shall be the date elected by the Participant under the CCB Deferred Compensation Plan.

3.3 Effect of Elections. Once made, the election shall continue in effect from calendar year to calendar year until terminated by the Participant by written notice delivered to the Corporation. Such termination shall become effective only as to Fees which may become payable on account of calendar years beginning subsequent to the date upon which notice of termination is given and thereafter. All Fees deferred during the period of time such election is effective shall be disposed of solely by the provisions of this Plan.

SECTION 4

CREDITS

4.1 Crediting of Returns on Accounts. A Participant’s Account may be credited with the rate of return of amounts invested and reinvested by the Corporation in interest bearing accounts or deposits, bills or notes, mutual funds, life insurance (whole life or term insurance) annuity contracts, stocks (including securities issued by the Corporation), bonds or other securities, or any other assets that the Corporation may decide to select. In the exercise of these discretionary investment powers, the Corporation may engage a fiscal agent or investment counsel, and, if it so desires, may delegate to such fiscal agent or investment counsel full or limited authority to select the assets in which the funds are to be invested. The Corporation may provide for different investments for that portion of a Participant’s Account attributable to Frozen Plans.

4.2 Assumption of Risk. The Participant agrees on behalf of himself or herself and his or her designated Beneficiary to assume all risks in connection with any decrease in value of the funds which are invested or which continue to be invested in accordance with the provisions of this Plan.

4.3 No obligation to Fund. To facilitate its record keeping of amounts deferred hereunder, as the same may be invested in accordance with the provisions of this Section 4, the Corporation, may, but is not required to, establish a reserve fund or other bookkeeping account or accounting entry to which the amounts so deferred are to be credited, together with earnings thereon, and gains and losses charged thereto.

4.4 Ownership of Assets. Title to and beneficial ownership of any assets, whether cash or investments, which the Corporation may earmark to pay the Accounts, shall at all times remain in the Corporation as part of its general assets, subject to the claims of its general creditors; provided, however, the Corporation may provide in its discretion that investment of all amounts deferred hereunder and payment of the Accounts will be accomplished by a trust which shall constitute a part of the Plan and which shall be incorporated by reference herein. The Corporation may authorize such trust to maintain investments in a manner similar to that provided in this Section 4. All amounts transferred to said trust and held therein from time to time, including earnings accrued thereon, shall at all time subject to the claims of the Corporation’s general creditors.

SECTION 5

DISTRIBUTIONS

5.1 Distribution of Deferred Credit Account and CCB Plan Account. Beginning with Commencement Date, the Participant shall be entitled to receive his or her Deferred Credit Account and CCB Plan Account in such manner as shall be elected by the Participant in writing in a form prescribed by and satisfactory to the Corporation; provided, however, that such election shall not be effective unless and until approved by the Plan Committee, which approval shall be at the sole and unfettered discretion of the Plan Committee. Such election shall be made prior to the calendar year in which Commencement Date occurs. For this purpose, an election of a form of distribution under the CCB Plan shall be treated as an election under this Plan. The Participant may revoke or otherwise change his prior elections concerning the Commencement Date and the form of payment by submitting new elections in the form and manner provided by the Corporation; provided that any new elections concerning the form of payment or the Commencement Date shall only be effective with regard to distributions occurring no less than twelve months following the date such elections requesting such changes are submitted to the Plan Committee.

5.2 Forms of Distribution of Deferred Credit Account and CCB Plan Account. Available methods of distributions of the Deferred Credit Account and CCB Plan Account shall be:

(a)	Lump sum;

(b)	Equal installments (adjusted for interest or earnings on the undistributed balance) over a mutually-agreed-upon period not to exceed the life expectancy of Participant and/or his spouse;

(c)	Any combination of (a) or (b) above.

In the event no election is made or if any election is rejected by the Plan Committee, the Deferred Credit Account and CCB Plan Account may be paid in such manner and over such period of time as the Plan Committee deems appropriate; provided that no payment may be made prior to Participant’s death or Commencement Date, whichever event shall first occur, subject to the acceleration provisions hereof.

5.3 Distribution of NCB Plan Account. The Participant shall be entitled to receive his NCB Plan Account in quarterly installments over forty consecutive calendar quarters, beginning with the Commencement Date. Notwithstanding the foregoing.

(1) if the Participant’s NCB Plan Account is $10,000 or less as of the Commencement Date, his or her NCB Plan Account shall be automatically distributed in one lump sum payment; and

(2) if the Participant has elected in writing, at least one full year before the Commencement Date, a form of distribution described in Plan Section 5.2 of his NCB Plan Account, distribution shall be made in the form selected by the Participant. For this purpose, an election of an optional form of distribution under the NCB Plan shall be treated as an election under this Plan. Any election shall not be effective unless and until approved by the Plan Committee, which approval shall be at the sole and unfettered discretion of the Plan Committee. The Participant may revoke or otherwise change his prior elections concerning the Commencement Date and the form of payment by submitted in new elections in the form and manner provided by the Corporation; provided that any new elections concerning the form of payment or the Commencement Date shall only be effective with regard to distributions occurring no less than twelve months following the date such elections requesting such changes are submitted to the Plan Committee.

5.4 Distributions for Unforeseen Emergency. Notwithstanding anything else to the contrary in this Section 5, if, upon application of Participant, the Plan Committee shall accelerate Commencement Date upon a finding by the Plan Committee of an Unforeseeable Emergency, the Participant’s Account shall be distributed according to such method as the Plan Committee shall determine in its sole discretion.

SECTION 6

DEATH BENEFITS

6.1 Death After Commencement Date. If Participant dies after Commencement Date, but prior to the date upon which the Account is fully paid to the Participant, the Corporation shall continue such payments in the manner above determined to the Beneficiary; provided, however, that the Participant’s NCB Plan Account shall be distributed to the Beneficiary in a single lump sum as of the first day of the calendar quarter following the death of such Participant.

6.2 Death Before Commencement Date. If Participant dies prior to Commencement Date, the Corporation shall pay the Account in the manner above determined to the Beneficiary commencing no later than ninety (90) day following the date of the Participant’s death.

6.3 Change of Beneficiary. The Beneficiary designation may be made or changed by Participant (without the consent of any former beneficiary) on a form provided by the Corporation and delivered to the Corporation before the Participant’s death.

SECTION 7

ADMINISTRATION OF PLAN

7.1 Plan Committee Powers. The Plan Committee shall have the sole responsibility for the administration of the Plan and shall have such powers as may be necessary to discharge its duties under the Plan, including, but not by way of limitation, the following:

(a) To constitute and interpret the Plan and decide all questions of eligibility;

(b) To prescribed procedures to be followed by Participants and Beneficiaries filing applications for benefits;

(c) To prepare and distribute, in such manner as it determines to be appropriate, information explaining the Plan;

(d) To receive from the Corporation, its Subsidiaries, and from Participants such information as may be necessary for the proper administration of the Plan;

(e) To maintain and to furnish the Corporation, its Subsidiaries, and Participants such records with respect to the administration of the Plan as are reasonable and appropriate;

(f) To received, review and keep on file (as it deems convenient and proper), records of payments to Participants and their Beneficiaries and reports of disbursements for expenses;

(g) To received, review and determine claims for benefits payable hereunder;

(h) In its discretion, to accelerate Commencement Date upon application by a Participant substantiating an Unforeseeable Emergency and to determine the method of distribution of the Account under such circumstances;

(i) To appoint or employ individuals to assist in the administration of the Plan and as it deems advisable.

7.2 Scope of Authority.

(a) The Plan Committee may adopt such rules as its deems necessary, desirable or appropriate in administering the Plan. All rules and decisions of the Plan Committee shall be uniformly and consistently applied to all Participants in similar circumstances.

(b) When making a determination, the Plan Committee shall be entitled to rely upon information furnished by the Corporation, Participant, a former Participant or his or her Beneficiary.

(c) Except as herein expressly set forth, the Plan Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan or to waive or fail to apply any requirements of eligibility for distribution of the Participant’s Account under the Plan.

(d) Any and all questions arising, relating or concerning the construction, interpretation, administration or performance of this Plan shall be determined in good faith by the Plan Committee acting in its sole judgment and discretion, and its determination shall be final and conclusive upon the Participants and their Beneficiaries, and the successors, assigns, heirs and personal representatives of any of them.

7.3 Claim for Benefits. If any benefits become payable under this Agreement, the Participant (or a Beneficiary in the case of Participant’s death) shall file a claim for benefits by notifying the Plan Committee in writing. If the claim is wholly or partially denied, the Plan Committee will provide a written notice within ninety (90) days, specifying the reason for the denial and the provisions upon which the denial is based, and additional material or information necessary to receive benefits, if any. Also, such written notice shall indicate the steps to be taken if a review of the denial is desired.

7.4 Review of Denied Claims. If a claim is denied and review is desired, the Participant (or the Beneficiary in the case of Participant’s death) shall notify the Plan Committee in writing within sixty (60) days. In requesting a review, the Participant or Beneficiary may review plan documents and submit any written issues or comments he or she feels is appropriate. The Plan Committee shall then review the claim and provide a written decision with sixty (60) days. This decision shall state the specific reasons for the decision and shall include references to specific provisions on which the decision is based.

SECTION 8

FUNDING

While the Corporation may do so, the Corporation shall have not responsibility to secure, make reserve for, or otherwise funds it contractual obligations under this Plan, and Participants acknowledge that they are relying on the general credit of the Corporation to meet its contractual commitment established hereunder. Nothing herein contained shall give a Participant, a Beneficiary, or any other person or persons any right, title, interest or claim in and to any specific asset, fund, reserve, account or property of any kind whatsoever owned by the Corporation or in which it may have any right, title or interest now or in the future, the rights accruing to a Participant or any designee hereunder being solely those of any unsecured creditor of the Corporation.

SECTION 9

NONASSIGNABILITY AND NONALIENATION

Neither any Participant nor any Beneficiary shall have the right to commute, encumber, assign or dispose of the right to receive payments, hereunder, which payments and the right thereto are expressly declared to be non-assignable and non-transferable, and in the event of any attempted assignment or transfer, the Corporation shall have no further liability hereunder.

SECTION 10

NO CONTRACTUAL RIGHTS

Nothing herein contained shall confer upon a Participant any contractual right to any wages, salary, bonus or other distribution of the funds or profits of the Corporation, nor shall participation in this Plan be construed as a contract of employment, or a guarantee of employment of a Participant or a guarantee of a Participant’s membership in the Board of Directors of the Corporation, nor does it restrict the right of the Corporation to discharge a Participant or the right of a Participant to terminate his employment with the Corporation.

SECTION 11

AMENDMENT AND TERMINATION

The Corporation reserves the right, at any time, and from time to time, without the consent of the Participants, to revoke or amend this Plan in any manner; provided that no such revocation or amendment shall alter, forfeit, diminish or adversely affect the rights or interest of any person who is a Participant or any other person receiving payments hereunder at the time of such amendment or revocation, without the consent of such person first had and obtained. Except as provide below, in no event shall any such amendment or revocation result in the payment of the Account prior to Commencement Date and all amounts deferred hereunder shall be held, administered and distributed as if such amendment or revocation had not occurred. In the event of the termination of the Plan, a Participant’s NCB Plan Account shall be paid to the Participant as soon as reasonably practicable in a single lump sum.

NATIONAL COMMERCE FINANCIAL CORPORATION

By:
Title:

ATTEST:

By:

Title:

[CORPORATE SEAL]